                                                                     Exhibit 2.1

                              ACQUISITION AGREEMENT

                                      AMONG

                               AGE RESEARCH, INC.,
                            THE VARSITY GROUP, INC.,

                              ACQUISITION AGREEMENT

                  THIS ACQUISITION AGREEMENT ("Agreement"), dated as of May 22, 2003, is by and among AGE RESEARCH, INC., a Delaware corporation ("Buyer"), THE VARSITY GROUP, INC., a Missouri corporation (the "Company"), and the persons and/or entities listed on Exhibit A hereto who are the holders in the aggregate of all the issued and outstanding capital stock of the Company (referred to collectively as the "Seller') (Buyer, Company, and Seller may be referred to collectively as the "Parties").

                                    RECITALS

                  A. The capital stock of the Company consists of 30,000 authorized shares of Common Stock, $1.00 par value (the "the Company Shares"), of which two hundred (200) are currently issued and outstanding and held by Seller ("Shares").

                  B The capital stock of the Buyer consists of 100,000,000 authorized shares of Common Stock, $.001 par value, of which 68,759,301 are currently issued and outstanding and held by Seller ("Shares").

                  C. The Buyer represents that it's Board of Directors and Shareholders will authorize a reverse split of 1 for 35 shares of stock prior to the closing date of this transaction and increase to 750,000,000 the number of authorized shares of common stock.

                  D. Upon the terms and conditions set forth below, Seller desires to sell all of the Company Shares to Buyer, such that, following such transaction, the Company will be a 100% owned subsidiary of Buyer.

                  E. The parties intend that this transaction qualify as a tax-free stock for stock Reorganization within the meaning of section 368(a)(1)(B) of the Internal Revenue Code of 1986, as amended;

                  NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the Parties hereto agree as follows:

                                    ARTICLE 1
                         SALE AND PURCHASE OF THE SHARES

                  1.1 ISSUANCE OF THE SHARES. Subject to the terms and conditions herein set forth, and on the basis of the representations, warranties and agreements herein contained, Seller shall sell and transfer to Buyer two hundred (200) Shares of the Company's common stock that constitute 100% of the issued and outstanding shares of capital stock of the Company.

                  1.2 CONSIDERATION. At the Closing, Buyer shall issue to Seller that number of shares of common stock of the Buyer (the "Consideration Shares") such that after issuance the Consideration Shares shall equal 80% of the issued and outstanding shares of common stock, or 9,343,920 post split shares of the common stock of the Buyer. The Consideration Shares shall be restricted common shares issued pursuant to Rule 506 of Regulation D as promulgated and amended by the Securities and Exchange Commission, Section 4(2) of the Securities Act of 1933, as amended, or Section 4(6) of the Securities Act of 1933, as amended.


                                    ARTICLE 2
                         REPRESENTATIONS AND WARRANTIES

                  2.0 REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY. Except as disclosed in Exhibit B referring specifically to the representations and warranties in this Agreement that identifies by section number the section and subsection to which such disclosure relates and is delivered by the Seller and the Company to the Buyer prior to the execution of this Agreement (the "Disclosure Schedules"), the Seller and the Company represent and warrant to the Buyer, as of the date hereof and as of the Closing, as follows:

                  2.1 ORGANIZATION, STANDING, POWER. Company is a corporation duly organized, validly existing, and in good standing under the laws of the state of Missouri. It has all requisite corporate power, franchises, licenses, permits, and authority to own its properties and assets and to carry on its business as it has been and is being conducted. Company is duly qualified and in good standing to do business in each jurisdiction in which a failure to so qualify would have a Material Adverse Effect (as defined below) on the Company. For purposes of this Agreement, the term "Material Adverse Effect" means any change or effect that, individually or when taken together with all other such changes or effects which have occurred prior to the date of determination of the occurrence of the Material Adverse Effect, is or is reasonably likely to be materially adverse to the business, assets (including intangible assets), financial condition, or results of operations of the entity.

                  2.2 AUTHORITY. The Company and Seller have all requisite power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. The execution and delivery by the Company and Seller of this Agreement and the consummation of the transactions contemplated hereby have been duly authorized by all necessary action on the parts of the Company and Seller, including the approval of the Board of Directors of each Party. This Agreement has been duly executed and delivered by the Company and Seller to the Buyer and constitutes a valid and binding obligation of the Seller and the Company enforceable in accordance with its terms, except that such enforceability may be subject to: (a) bankruptcy, insolvency, reorganization, or other similar laws relating to enforcement of creditors' rights generally; and
(b) general equitable principles. Subject to the satisfaction of the conditions set forth in Article 3 below, the execution and delivery of this Agreement do not, and the consummation of the transactions contemplated hereby will not, conflict with or result in any violation of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancellation, or acceleration of any obligation, or to loss of a material benefit under, or the creation of a lien, pledge, security interest, charge, or other encumbrance on any assets of the Company (any such conflict, violation, default, right, loss, or creation being referred to herein as a "Violation") pursuant to: (i) any provision of the organization documents of the Company and Seller; or (ii) any loan or credit agreement, note, bond, mortgage, indenture, contract, lease, or other agreement, or instrument, permit, concession, franchise, license, judgment, order, decree, statute, law, ordinance, rule, or regulation applicable to each of the Company's and Seller's respective properties or assets, other than in the case of any such Violation which individually or in the aggregate would not have a Material Adverse Effect on the Company.

                  2.3      CAPITALIZATION OF THE COMPANY.

                  (a) THE COMPANY. The capital stock of the Company consists of 30,000 authorized shares of Common Stock, $1.00 par value (the "Company Shares"), of which two hundred (200) are currently validly issued and outstanding and held by Seller free of all liens and encumbrances.

                  (b) NO RIGHTS TO ACQUIRE SHARES. Except as set forth on the Disclosure Schedules, there are no options, warrants, rights, calls, commitments, plans, contracts, or other agreements of any character granted or issued by any of the Company and Seller which provide for the purchase, issuance, or transfer of any additional shares of the capital stock of the Company nor are there any outstanding securities granted or issued by any of the Company and Seller that are convertible into any shares of the equity securities of the Company, and none is authorized. None of the Company and Seller have outstanding any bonds, debentures, notes, or other indebtedness the holders of which have the right to vote (or convertible or exercisable into securities having the right to vote) with holders of the Company s capital stock on any matter.

                  (e) NO VOTING AGREEMENTS. Except as set forth on the Disclosure Schedules, none of the Company and Seller are a party or subject to any agreement or understanding, and, to the best of the Company and Seller' knowledge, there is no agreement or understanding between any persons and/or entities, which affects or relates to the voting or giving of written consents with respect to any security or by a shareholder or director of any of the Company.

                  (f) NO REGISTRATION RIGHTS. Except as set forth on the Disclosure Schedules the Company has not granted or agreed to grant any registration rights, including piggyback rights, to any person or entity.

                  2.4 SUBSIDIARIES. "Subsidiary" or "Subsidiaries" means all corporations, trusts, partnerships, associations, joint ventures, or other Persons, as defined below, of which the Company or any Subsidiary of the Company owns not less than twenty percent (20%) of the voting securities or other equity or of which the Company or any Subsidiary of the Company possesses, directly or indirectly, the power to direct or cause the direction of the management and policies, whether through ownership of voting shares, management contracts, or otherwise.

"Person" means any individual, corporation, trust, association, partnership, proprietorship, joint venture, or other entity. Prior to the Closing of this Agreement, there are no Subsidiaries of the Company other than as disclosed herein or disclosed on the Disclosure Schedules.

                  2.5 NO DEFAULTS. None of the Company and Seller has received notice that they would be, with the passage of time, in default or violation of any term, condition, or provision of: (i) their Articles of Incorporation or Bylaws; (ii) any judgment, decree, or order applicable to any of the Company and Seller; or (iii) any loan or credit agreement, note, bond, mortgage, indenture, contract, agreement, lease, license, or other instrument to which any of the Company and Seller is now a party or by which they or any of their properties or assets may be bound, except for defaults and violations which, individually or in the aggregate, would not have a Material Adverse Effect on any of the Company and Seller.

                  2.6 GOVERNMENTAL CONSENTS. Any consents, approvals, orders, or authorizations of or registrations, qualifications, designations, declarations, or filings with or exemptions by (collectively "Consents"), any court, administrative agency, or commission, or other federal, state, or local governmental authority or instrumentality, whether domestic or foreign (each a "Governmental Entity"), which may be required by or with respect to any of the Company and Seller in connection with the execution and delivery of this Agreement or the consummation by the Company and Seller of the transactions contemplated hereby, except for such Consents which if not obtained or made would not have a Material Adverse Effect on any of the Company and Seller for the transactions contemplated by this Agreement, are the responsibility of the Seller and the Company. Each of the Company and Seller hereby represents and warrants that such Consents have been obtained by them.

                  2.7 FINANCIAL STATEMENTS. The Company and Seller have furnished Buyer with a true and complete copy of its financial statements for the period ending December 31, 2002, (the "Financial Statements"), which comply as to form in all material respects with all applicable accounting requirements with respect thereto and have been prepared internally and fairly present the financial positions of the Company as at the dates thereof and the results of its operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal, recurring audit adjustments not material in scope or amount). There has been no change in the Company's accounting policies or the methods of making accounting estimates or changes in estimates that are material to the Financial Statements, except as described in the notes thereto. A list of the Company's assets, both tangible and intangible, is attached to this Agreement as Schedule 2.7-1 and a list of the Company's liabilities is attached as Schedule 2.7-2. All of the Company's assets are set forth in
Schedule 2.7-1 and all of the Company's liabilities are set forth in Schedule 2.7-2.

                  2.8 ABSENCE OF UNDISCLOSED LIABILITIES. None of the Company and Seller have any liabilities or obligations (whether absolute, accrued, or contingent) except: (i) Liabilities that are accrued or reserved against in their respective Balance Sheets; or (ii) additional Liabilities reserved against since December 31, 2002, that (x) have arisen in the ordinary course of business; (y) are accrued or reserved against on their books and records; and
(z) amount in the aggregate to less than $25,000.

                  2.9 ABSENCE OF CHANGES. Since December 31, 2002, the Company has conducted its businesses in the ordinary course and there has not been: (i) any Material Adverse Effect on the business, financial condition, liabilities, or assets of the Company or any development or combination of developments of which management of the Company and Seller has knowledge which is reasonably likely to result in such an effect; (ii) any damage, destruction, or loss, whether or not covered by insurance, having a Material Adverse Effect on the Company; (iii) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock, or property) with respect to the capital stock of the Company; (iv) any increase or change in the compensation or benefits payable or to become payable by the Company to any of their employees, except in the ordinary course of business consistent with past practice; (v) any sale, lease, assignment, disposition, or abandonment of a material amount of property of the Company, except in the ordinary course of business; (vi) any increase or modification in any bonus, pension, insurance, or other employee benefit plan, payment, or arrangement made to, for, or with any of their employees; (vii) the granting of stock options, restricted stock awards, stock bonuses, stock appreciation rights, and similar equity based awards; (viii) any resignation or termination of employment of any office of the Company; and the Company, to the best of their knowledge, do not know of the impending resignation or termination of employment of any such office; (ix) any merger or consolidation with another entity, or acquisition of assets from another entity except in the ordinary course of business; (x) any loan or advance by the Company to any person or entity, or guaranty by the Company of any loan or advance; (xi) any amendment or termination of any contract, agreement, or license to which any of the Company is a party, except in the ordinary course of business; (xii) any mortgage, pledge, or other encumbrance of any asset of any of the Company; (xiii) any waiver or release of any right or claim of the Company, except in the ordinary course of business; (xiv) any write off as uncollectible any note or account receivable or portion thereof; or (xv) any agreement by any of the Company to do any of the things described in this Section 2.9.

                  2.10 PATENTS AND TRADEMARKS. The Company has sufficient title and ownership of all patents, trademarks, service marks, trade names, copyrights, trade secrets, information, proprietary rights, and processes (collectively, "Intellectual Property") necessary for their businesses as now conducted without any conflict with or infringement of the rights of others. The Intellectual Property owned by the Company is listed in the Disclosure Schedules. There are no outstanding options, licenses, or agreements of any kind relating to the Intellectual Property, nor is the Company bound by or a party to any options, licenses, or agreements of any kind with respect to the Intellectual Property of any other person or entity. The Company has not received any communications alleging that they have violated or, by conducting their businesses as proposed, would violate any of the Intellectual Property of any other person or entity. The Company is not aware that any of their employees is obligated under any contract (including licenses, covenants, or commitments of any nature) or other agreement, or subject to any judgment, decree, or order of any court or administrative agency, that would interfere with the use of his or her best efforts to promote the interests of the Company or that would conflict with the Company's business as proposed to be conducted. Neither the execution or delivery of this Agreement, nor the carrying on of the Company's business by its employees, nor the conduct of the Company's business as proposed, will, to the best of the Company and Seller' knowledge, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant, or instrument under which any of such employees is now obligated. None of the Company and Seller believes that it is or will be necessary to utilize any inventions of any of its employees (or people it currently intends to hire) made prior to their employment by the Company.

                  2.11 CERTAIN AGREEMENTS. Neither the execution and delivery of this Agreement nor the consummation of the transactions contemplated hereby will: (i) result in any payment (including, without limitation, severance, unemployment compensation, parachute payment, bonus, or otherwise), becoming due to any director, employee, or independent contractor of the Company, from any other party under any agreement or otherwise; (ii) materially increase any benefits otherwise payable under any agreement; or (iii) result in the acceleration of the time of payment or vesting of any such benefits.

                  2.12 COMPLIANCE WITH OTHER INSTRUMENTS. The Company is not in violation or default of any provision of its articles of incorporation or bylaws, or of any instrument, judgment, order, writ, decree, or contract to which it is a party or by which it is bound, or, to the best of their knowledge, of any provision of any federal or state statute, rule, or regulation which may be applicable to them. The execution, delivery, and performance of this Agreement and the consummation of the transactions contemplated hereby will not result in any such violation or be in conflict with or constitute, with or without the passage of time and giving of notice, either a default under any such provision, instrument, judgment, order, writ, decree, or contract, or an event that results in the creation of any lien, charge, or encumbrance upon any assets of the Company or the suspension, revocation, impairment, forfeiture, or nonrenewal of any material permit, license, authorization, or approval applicable to the Company, its businesses, or operations, or any of its assets or properties.

                  2.13 EMPLOYEE BENEFIT PLANS. All employee benefit plans (including without limitation all plans which authorize the granting of stock options, restricted stock, stock bonuses, or other equity based awards) covering active, former, or returned employees of the Company are listed in the Disclosure Schedules.

                  2.14 OTHER PERSONAL PROPERTY. The books and records of the Company contain a complete and accurate description, and specify the location, of all trucks, automobiles, machinery, equipment, furniture, supplies, and other tangible personal property owned by, in the possession of, or used by the Company in connection with their businesses. Except as set forth in the Disclosure Schedules, no personal property used by the Company in connection with their businesses is held under any lease, security agreement, conditional sales contract, or other title retention or security arrangement.

                  2.15 PROPERTIES AND LIENS. Except as reflected in the Financial Statements or as set forth in the Disclosure Schedules, and except for statutory mechanics' and materialmen's liens, liens for current taxes not yet delinquent, the Company owns, free and clear of any liens, claims, charges, options, or other encumbrances, all of their tangible and intangible property, real and personal, whether or not reflected in the Financial Statements (except that sold or disposed of in the ordinary course of business since the date of such statements) and all such property acquired since the date of such statements. All real property and tangible personal property of the Company is in good operating condition and repair, ordinary wear and tear excepted.

                  2.16     INVENTORY.  The Company carries no inventory.


                  2.17 MAJOR CONTRACTS. Except as otherwise disclosed in the Disclosure Schedules, the Company is not a party or subject to:

                  (a) Any union contract, or any employment contract or arrangement providing for future compensation, written or oral, with any officer, consultant, director, or employee which is not terminable by the Company on 30 days' notice or less without penalty or obligations to make payments related to such termination;

                  (b) Any joint venture contract, partnership agreement or arrangement or any other agreement that has involved or is expected to involve a sharing of revenues with other persons or a joint development of products with other persons;

                  (c) Any manufacture, production, distribution, sales, franchise, marketing, or license agreement, or arrangement by which products or services of the Company are developed, sold, or distributed;

                  (d) Any material agreement, license, franchise, permit, indenture, or authorization which has not been terminated or performed in its entirety and not renewed which may be, by its terms, accelerated, terminated, impaired, or adversely affected by reason of the execution of this Agreement, or the consummation of the transactions contemplated hereby or thereby;

                  (e) Any material agreement, contract, or commitment that requires the consent of another person for the Company to enter into or consummate the transactions contemplated by this Agreement;

                  (f) Except for object code license agreements of the Company executed in the ordinary course of business, any indemnification by the Company with respect to infringements of proprietary rights; or

                  (g) Any contract containing covenants purporting to materially limit the Company's freedom to compete in any line of business in any geographic area.

                  All contracts, plans, arrangements, agreements, licenses, franchises, permits, indentures, authorizations, instruments, and other commitments listed in the Disclosure Schedules are valid and in full force and effect and to the best of their knowledge, neither the Company itself nor any other party thereto, breached any material provisions of, or is in default in any material respect under the terms thereof.

                  2.18 QUESTIONABLE PAYMENTS. The Company, nor to its knowledge any director, officer, employee, or agent of the Company, has: (i) made any payment or provided services or other favors in the United States or any foreign country in order to obtain preferential treatment or consideration by any Governmental Entity with respect to any aspect of the business of the Company and Seller; or (ii) made any political contributions that would not be lawful under the laws of the United States, any foreign country or any jurisdiction within the United States or any foreign country. None of the Company and Seller, nor to their knowledge any director, officer, employee, or agent of the Company, has been or is the subject of any investigation by any Governmental Entity in connection with any such payment, provision of services, or contribution.

                  2.19 RECENT TRANSACTIONS. None of the Company and Seller, nor to their knowledge any director, officer, employee, or agent of the Company, is participating in any discussions and do not intend to engage in any discussion:
(i) with any representative of any corporation or corporations regarding the consolidation or merger of the Company with or into any such corporation or corporations; (ii) with any corporation, partnership, association, or other business entity or any individual regarding the sale, conveyance, or disposition of all or substantially all of the assets of the Company and Seller or a transaction or series of related transactions in which more than fifty percent (50%) of the voting power of the Company is disposed of; or (iii) regarding any other form of acquisition, liquidation, dissolution, or winding up of the Company and Seller.

                  2.20 LEASES IN EFFECT. All real property leases and subleases as to which the Company is a party and any amendments or modifications thereof (each a "Lease" and, collectively, the "Leases") are listed in the Disclosure Schedules and are valid, in full force and effect and enforceable, and there are no existing defaults on the part of any party and no party has received nor given notice of default or claimed default with respect to any Lease, nor is there any event that with notice or lapse of time, or both, would constitute a default thereunder. Except as set forth on the Disclosure Schedules, no consent is required from any party under any Lease in connection with the completion of the transactions contemplated by this Agreement, and none of the Company and Seller have received notice that any party to any Lease intends to cancel, terminate, or refuse to renew the same or to exercise any option or other right thereunder, except where the failure to receive such consent, or where such cancellation, termination, or refusal would not have a Material Adverse Effect on the Company and Seller.

                  2.21     ENVIRONMENTAL.

                  (a) To the best knowledge of the Company and Seller: (i) the business as presently or formerly engaged in by them is and has been conducted in compliance with all applicable Environmental Laws (as defined in subparagraph
(b) below), including without limitation, having all permits, licenses, and other approvals and authorizations, during the time they engaged in such businesses; (ii) there are no civil, criminal, or administrative actions, suits, demands, claims, hearings, investigations, or proceedings pending or threatened against them relating to any violation, or alleged violation, of any Environmental Law; and (iii) they have not incurred, and none of their properties presently or formerly owned or operated by them are presently subject to, any material liabilities (fixed or contingent) relating to any suit, settlement, court order, administrative order, judgment, or claim asserted or arising under any Environmental Law.

                  (b) "Environmental Law" means any federal, state, foreign, and local law, statute, ordinance, rule, regulation, code, license, permit, authorization, approval, consent, legal doctrine, order, judgment, decree, injunction, requirement, or agreement with any governmental entity relating to:
(i) the protection, preservation, or restoration of the environment (including, without limitation, air, water, vapor, surface water, groundwater, drinking water supply, surface land, subsurface land, plant and animal life, or any other natural resource), to human health or safety; or (ii) the exposure to, or the use, storage, recycling, treatment, generation, transportation, processing, handling, labeling, production, release, or disposal of hazardous substances, in each case as amended and as now or hereafter in effect.

                  2.22 TAXES. Except as set forth elsewhere in this Agreement or in the Disclosure Schedules:

                  (a) All taxes, assessments, fees, penalties, interest, and other governmental charges with respect to the Company and Seller which have become due and payable by December 31, 2002, have been paid in full or adequately reserved against by the Company and Seller, and all taxes, assessments, fees, penalties, interest, and other governmental charges which have become due and payable subsequent to December 31, 2002, have been paid in full or adequately reserved against on their books of account and such books are sufficient for the payment of all unpaid federal, state, local, foreign, and other taxes, fees, and assessments (including without limitation, income, property, use, franchise, capital stock, added value, employees' income withholding, social security, and unemployment taxes), and all interest and penalties thereon with respect to the periods then ended and for all periods prior thereto; the Company has not incurred sales tax or excise tax liability;

                  (b) There are no agreements, waivers, or other arrangements providing for an extension of time with respect to the assessment of any tax or deficiency against the Company and Seller, nor are there any actions, suits, proceedings, investigations, or claims now pending against the Company and Seller in respect of any tax or assessment, or any matters under discussion with any federal, state, local, or foreign authority relating to any taxes or assessments, or any claims for additional taxes or assessments asserted by any such authority; and

                  (c) There are no liens for taxes upon the assets of the Company and Seller except for taxes that are not yet payable. The Company has withheld all taxes required to be withheld in respect of wages, salaries, and other payments to all employees, officers, and directors and timely paid all such amounts withheld to the proper taxing authority.

                  2.23 DISPUTES AND LITIGATION. Except as disclosed in the Disclosure Schedules, there is no suit, claim, action, litigation, or proceeding pending or, to the knowledge of the Company and Seller, threatened against or affecting the Company, respectively, or any of their properties, assets, or business or to which the Company is a party, in any court or before any arbitrator of any kind or before or by any Governmental Entity, which would, if adversely determined, individually or in the aggregate, have a Material Adverse Effect on the Company and Seller, nor is there any judgment, decree, injunction, rule, or order of any Governmental Entity or arbitrator outstanding against the Company, respectively, and having, or which, insofar as reasonably can be foreseen, in the future could have, any such effect. To the knowledge of the Company and Seller, there is no investigation pending or threatened against any of the respective Company and Seller before any foreign, federal, state, municipal, or other governmental department, commission, board, bureau, agency, instrumentality, or other Governmental Entity.

                  2.24 COMPLIANCE WITH LAWS. Except as set forth in the Disclosure Schedules, none of the Company and Seller' businesses is being conducted in violation of, or in a manner which could cause liability under any applicable law, rule, or regulation, judgment, decree, or order of any Governmental Entity, except for any violations or practices, which, individually or in the aggregate, have not had and will not have a Material Adverse Effect on the Company and Seller. The Company and Seller each have all franchises, permits, licenses, and any similar authority necessary for the conduct of their business as now being conducted by them, the lack of which could materially and adversely affect the business, properties, prospects, or financial condition of the Company and Seller and believes they can obtain, without undue burden or expense, any similar authority for the conduct of their business as it is planned to be conducted. None of the Company and Seller is in default in any material respect under any of such franchises, permits, licenses, or other similar authority. A true and complete list of all such franchises, permits, and licenses held by the Company and Seller is set forth in the Disclosure Schedules.

                  2.25 RELATED PARTY TRANSACTIONS. No employee, officer, or director of the Company nor member of his or her immediate family is indebted to the Company, nor is the Company indebted (or committed to make loans or extend or guarantee credit) to any of them. To the best of each of the Company and Seller' knowledge, none of such persons has any direct or indirect ownership interest in any firm or corporation with which the Company is affiliated or with which the Company has a business relationship, or any firm or corporation that competes with the Company and Seller, except that employees, officers, or directors of the Company and Seller and members of their immediate families may own stock in publicly traded companies that may compete with the Company and Seller. To the best knowledge of each of the Company and Seller, respectively, no member of the immediate family of any officer or director of the Company is directly or indirectly interested in any material contract with the Company.

                  2.26 INSURANCE. The Company and Seller have or shall obtain fire and casualty insurance policies, with extended coverage, sufficient in amount (subject to reasonable deductibles) to allow them to replace any of their properties that might be damaged or destroyed within 45 days of the execution of this Agreement. The Seller shall have in effect and in good standing the current Worker's Compensation with its current carrier at the time of closing.

                  2.27 MINUTE BOOKS. The minute books of the Company provided to Buyer contain a complete summary of all meetings of directors and shareholders since the time of incorporation and reflect all transactions referred to in such minutes accurately in all material respects.

                  2.28 DISCLOSURE. No representation or warranty made by the Company in this Agreement, nor any document, written information, statement, financial statement, certificate, or exhibit prepared and furnished or to be prepared and furnished by the Company and Seller or their representatives pursuant hereto or in connection with the transactions contemplated hereby, when taken together, contains any untrue statement of a material fact, or omits to state a material fact necessary to make the statements or facts contained herein or therein not misleading in light of the circumstances under which they were furnished.

                  2.29 RELIANCE. The foregoing representations and warranties are made by each of the Seller and the Company with the knowledge and expectation that the Buyer is placing reliance thereon.

                  2.30     STATUS OF SELLERS.


                  (a) The Seller has access to the complete SEC filings of the Buyer filed on or after March 1, 2003, and has carefully read such filings in their entirety, and understands the contents thereof. Each Seller has relied only on the information contained therein, information otherwise provided by the Company in response to the request of each Seller or each Seller's financial advisor or representative, or information from books and records made available to each Seller by the Buyer.


                  (b) Each Seller confirms that, in making the decision to purchase the Consideration Shares, each Seller has relied solely upon independent investigations made by each Seller and/or each Seller's financial advisors or representatives, including each Seller's own professional tax, accounting, financial, legal and other advisors, and that each Seller and such financial representatives and advisors have been given the opportunity to ask questions of, and receive answers from, the Company concerning the terms and conditions of the Offering and to obtain any additional information, to the extent such persons possess such information or can acquire it without unreasonable effort or expense.



                  (c) Each Seller understands that the certificate representing the Consideration Shares will bear a restrictive legend regarding the restricted transferability thereof and, therefore, the Consideration Shares are and will be "restricted securities," as that term is defined in the 1933 Act. The Seller is not acquiring the Consideration Shares with any view towards the resale or distribution thereof.



                  (d) Except as allowed by applicable securities laws, rules and regulations, the Consideration Shares are being purchased solely for the Seller's own account and not for the account of any other person or entity, and not for distribution, assignment or resale to others and no other person or entity has a direct or indirect beneficial interest in such Consideration Shares.



                  (e) Each Seller agrees that the Seller will neither directly nor indirectly seek to assign, transfer or sell the Consideration Shares in any way inconsistent with the legend that will be placed on the certificate evidencing the Consideration Shares.


                  2.40      REPRESENTATIONS AND WARRANTIES OF BUYER

     REPRESENTATIONS AND WARRANTIES OF BUYER. BUYER represents, warrants and covenants, except to the extent set forth on the BUYER Schedule of Exceptions or except as set forth in the reports required to be filed by BUYER under the Securities Act and the Exchange Act of 1934, as amended, including pursuant to
Section 13(a) or 15(d) thereof ("SEC REPORTS"), as follows:

     (a) BUYER is a duly organized and validly existing corporation in good standing under the laws of the State of Delaware, authorized to issue an aggregate of 750,000,000 shares (at time of closing) of BUYER Common Stock. As of the Closing Date, other than BUYER Common Stock, there are no other securities authorized and/or issuable under the BUYER Articles of Incorporation. On the Closing Date, there will be issued and outstanding no more than 2,335,980 (post split) shares of BUYER Common Stock, all of which such issued and outstanding shares will be validly issued, fully paid and nonassessable. Except as contemplated by this Agreement, on the Effective Date there will be no issued or outstanding options, warrants or other rights, or commitments or agreements of any kind, contingent or otherwise, to purchase or otherwise acquire shares of BUYER Common Stock or any issued or outstanding securities of any nature convertible into shares of BUYER Common Stock. There is no proxy or any other agreement, arrangement or understanding of any kind authorized or outstanding which restricts, limits or otherwise affects the right to vote any shares of BUYER Common Stock.

     (b) BUYER is, and on the Closing Date will be, duly authorized, qualified and licensed under any and all applicable laws, regulations, ordinances or orders of public authorities to carry on its business in the places and in the manner as presently conducted. The business of BUYER does not require it to be registered as an investment company or investment advisor, as such terms are defined under the Investment Company Act and the Investment Advisors Act of 1940.


     (c) The financial statements of BUYER, consisting of its Balance Sheets as at December 31, 2002 and 2001, and its Statement of Operations for the fiscal years ended December 31, 2002 and 2001, its Statement of Stockholders' Equity as of December 31, 2002 and 2001 and its Statement of Cash Flows for the fiscal years ended December 31, 2002 and 2001 all together with accompanying notes, have been audited by independent public accountants, are complete and correct in all material respects, present fairly the financial position of BUYER and the results of operations and changes in financial position for the respective periods ended on such dates, and were prepared in accordance with generally accepted accounting principles consistently applied during the periods. The interim financial statements of BUYER, consisting of its Balance Sheet as of March 31, 2003 and its Statement of Operations, Statement of Stockholders' Equity and Statement of Cash Flows for the three-month period ending March 31, 2003 have been prepared in accordance with generally accepted accounting principles and have been adjusted for all normal and recurring accruals and present fairly the financial position of BUYER and the results of operations and changes in financial position for the respective periods ended on such dates, and were prepared in accordance with generally accepted accounting principles consistently applied during the periods. All the financial statements referenced herein regarding BUYER are collectively referred to as the "BUYER FINANCIAL STATEMENTS", all of which are set forth in the SEC Reports publicly filed with the Commission.

     (d) There has not been, and on the Closing Date there will not have been, any material change in the financial condition of BUYER from that set forth in the BUYER Financial Statements except for (i) transactions in the ordinary course of business, (ii) transactions relating to this Agreement, and (iii) the incurring of expenses and liabilities relating to this Agreement.

     (e) There are, and on the Closing there will be, no liabilities (including, but not limited to, tax liabilities) or claims against BUYER (whether such liabilities or claims are contingent or absolute, direct or indirect, accrued or unaccrued and matured or unmatured) not appearing on the BUYER Financial Statements.

     (f) All federal, state, county and local income, excise, property or other tax returns required to be filed by BUYER have been filed and all required taxes, fees or assessments have been paid or an adequate reserve therefore has been set up in the BUYER Financial Statements.

     (g) Reserved

     (h) BUYER has, and on the Closing Date will have, no material non-disclosed contracts to which it is, or on the Closing Date will be, a party.

     (i) There are, and on the Closing Date there will be, no legal, administrative, arbitral or other proceedings, claims, actions or governmental investigations of any nature pending or to BUYER's knowledge threatened in writing, against BUYER, including, but not limited to any shareholder claims or derivative actions, or challenging the validity or propriety of the transactions contemplated by this Agreement, and, to BUYER's best knowledge, there is no reasonable basis for any proceeding, claim, action or governmental investigation against BUYER. BUYER is not a party to any order, judgment or decree which will, or might reasonably be expected to, materially adversely affect the business, operations, properties, assets or financial condition of BUYER.

     (j) Since December 31, 2002 and to the Closing Date there will be (i) no salaried or otherwise compensated employees and no bonuses paid to any officer or director of BUYER; (ii) no loans made to or transactions with any officer or director of BUYER; (iii) no dividends or other distributions declared or paid by BUYER; and (iv) no purchase by BUYER of any of the BUYER common stock except those disclosed.

     (k) BUYER has not issued or committed itself to issue, and to the Closing Date will not issue or commit itself to issue, any additional common shares or any options, rights, warrants, or other securities convertible into common shares, except as contemplated by this Agreement.

     (l) BUYER has no issued patents, trademarks, trademark registrations, trade names, copyrights, copyright registrations or applications therefor. BUYER has no knowledge of any infringements by it of any third party's intellectual property.

     (m) BUYER has, and on the Closing Date will have, in all material respects operated its business and conducted its affairs in compliance with all applicable laws, rules and regulations.

     (n) On the Closing Date there will be no loans, leases, commitments, arrangements or other contracts of any kind or nature outstanding between (i) BUYER and (ii) any officer or director of BUYER or any person related to or affiliated with any officer or director of BUYER.

     (o) During the past five year period, no officer or director of BUYER has been the subject of any Bad Event.

     (p) BUYER has no pension plan, profit sharing or similar employee benefit plan.

     (q) Except for the consent and approval of the Boards of Directors of BUYER, the filing of a Form 8-K within 15 days of the Closing Date and the filing of a Form D with the Commission and the State of

Delaware, no consents or approvals of, or filings or registrations with, any third party or any public body or authority are necessary in connection with (i) the execution and delivery by BUYER of this Agreement and (ii) the consummation of the Acquisition and the other transactions contemplated hereby. BUYER has, and on the Closing Date will have, full power and authority to enter into this Agreement and to consummate the transactions contemplated hereby. This Agreement and the transactions contemplated hereby have been, or will be prior to the Effective Date, duly approved by the Board of Directors of BUYER. This Agreement has been duly executed and delivered by BUYER and constitutes the legal, valid and binding obligation of BUYER enforceable against it in accordance with the terms hereof except as may be limited by bankruptcy, insolvency, reorganization, moratorium or similar laws of general application relating to or affecting the enforcement of rights hereunder or general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).

     (r) None of the information supplied or to be supplied by or about BUYER to the Company concerning the Acqusition contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (s) The execution and delivery by BUYER of this Agreement, the consummation and performance of the transactions herein contemplated, and compliance with the terms of this Agreement by BUYER will not conflict with, result in a breach of or constitute a default under (i) any indenture, mortgage, deed of trust or other agreement, instrument or contract to which BUYER is now a party or by which it or any of its assets or properties is bound; (ii) the Certificate of Incorporation, as amended, or the bylaws of BUYER, in each case as amended; or
(iii) any law, order, rule or regulation, writ, injunction, judgment or decree of any government, governmental instrumentality or court, domestic or foreign, having jurisdiction over BUYER or any of its business or properties.

     (t) To the best of its knowledge, BUYER is not in violation of any federal, state or local environmental law or regulation.


                                    ARTICLE 3
                              CONDITIONS PRECEDENT

                  3.1 CONDITIONS TO EACH PARTY'S OBLIGATIONS. The respective obligations of each Party hereunder shall be subject to the satisfaction prior to or at the Closing of the following conditions:

                  (a) NO RESTRAINTS. No statute, rule, regulation, order, decree, or injunction shall have been enacted, entered, promulgated, or enforced by any court or Governmental Entity of competent jurisdiction that enjoins or prohibits the consummation of this Agreement and shall be in effect.

                  (b) LEGAL ACTION. There shall not be pending or threatened in writing any action, proceeding, or other application before any court or Governmental Entity challenging or seeking to restrain or prohibit the consummation of the transactions contemplated by this Agreement, or seeking to obtain any material damages.

                  3.2 CONDITIONS TO SELLER'S OBLIGATIONS. The obligations of Seller shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Seller.

                  (a) PERFORMANCE OF OBLIGATIONS OF BUYER. Buyer shall have performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. Seller shall have received a certificate signed on behalf of Buyer by the Chief Executive Officer of Buyer to such effect on the Closing.

                  (b) BOARD AND SHAREHOLDER AUTHORIZATIONS. The buyer shall have secured the necessary board and shareholder authorizations necessary to secure an increase in the Buyer's authorized shares from the current 100,000,000 authorized shares to 750,000,000 authorized shares. The Buyer shall also have secured the necessary board and shareholder authorization in to secure a 1 for 35 reverse split enact such reverse of the Buyer's capital stock prior to close.

                  3.3 CONDITIONS TO BUYER'S OBLIGATIONS. The obligations of Buyer shall be subject to the satisfaction prior to or at the Closing of the following conditions unless waived by Buyer:

                  (a) REPRESENTATIONS AND WARRANTIES OF SELLER AND THE COMPANY. The representations and warranties of Seller and the Company set forth in this Agreement shall be true and correct as of the date of this Agreement and as of the Closing as though made on and as of the Closing, except: (i) as otherwise contemplated by this Agreement; or (ii) in respects that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. Buyer shall have received certificates signed on behalf of Seller and the Company by the Chief Executive Officer or President of each Seller and the Company to such effect on the Closing.

                  (b) PERFORMANCE OF OBLIGATIONS OF SELLER AND THE COMPANY. Seller and the Company shall have performed all agreements and covenants required to be performed by them under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement. Buyer shall have received certificates signed on behalf of Seller and the Company by the Chief Executive Officer or President of each Seller and the Company to such effect on the Closing.

                  (c) GOVERNMENTAL APPROVALS. All Consents of Governmental Entities legally required by Seller and the Company for the transactions contemplated by this Agreement shall have been filed, occurred, or been obtained, other than such Consents, the failure of which to obtain would not have a Material Adverse Effect on the consummation of the transactions contemplated by this Agreement.

                  (d) CONSENTS OF OTHER THIRD PARTIES. Seller and the Company shall have received and delivered to Buyer all requisite consents and approvals of all lenders, lessors, and other third parties whose consent or approval is required in order for Seller and the Company to consummate the transactions contemplated by this Agreement, or in order to permit the continuation after the Closing of the business activities of the Company in the manner such business is presently carried on by it. Buyer shall have received copies of any necessary written consent(s) to this Agreement and the transactions contemplated herein.

                  (e) MATERIAL ADVERSE CHANGE. Since the date hereof and through Closing, there shall not have occurred any change, occurrence, or circumstance in Seller or the Company having or reasonably likely to have, individually or in the aggregate, in the reasonable judgment of Buyer, a Material Adverse Effect on the Parties or on the transactions contemplated by this Agreement.

(F) DUE DILIGENCE INVESTIGATION. The Buyer shall have completed its due diligence investigation and analysis of information and evaluation of the Company to its satisfaction in its sole judgment.


                                    ARTICLE 4
                        CLOSING AND DELIVERY OF DOCUMENTS

                  4.1 TIME AND PLACE. The closing of the transactions contemplated by this Agreement shall take place at the offices of NeoTactix, located in Irvine, California, no later than July 30, 2003, or at such other time and place as the Parties mutually agree upon in writing (which time and place are hereinafter referred to as the "Closing").

                  4.2 DELIVERIES BY SELLER. At Closing, Seller shall make the following deliveries to Buyer:

                  (a) A stock certificate(s) representing the Company Shares previously owned by Seller as set forth in Section 1.1 above, together with an assignment in blank executed by each Seller;

                  (b) A certificate of good standing for each Seller if Seller is an entity;

                  (c) A certificate executed by Seller certifying that: (i) all Seller's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date; and (ii) Seller has performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement; and

                  (d) Certified resolutions of the Board of Directors of Seller, if Seller is an entity, in form satisfactory to counsel for Buyer, authorizing the execution and performance of this Agreement.

                  4.3 DELIVERIES BY THE COMPANY. At Closing, the Company shall make the following deliveries to Buyer:

                  (a) A certificate representing the Company Shares that Buyer is acquiring as set forth in Section 1.1 above;

                  (b) A certificate of good standing for the Company;

                  (c) A certificate executed by the Company certifying that: (i) all of the Company's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date; and (ii) the Company has performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement; and

                  (d) Certified resolutions of the Board of Directors of the Company, in form satisfactory to counsel for Buyer, authorizing the execution and performance of this Agreement; and

                  (e) The minute book and corporate records of the Company.

                  4.4 DELIVERIES BY BUYER. At Closing, Buyer shall make the following deliveries to Seller:

                  (a) A certificate executed by Buyer certifying that: (i) Buyer's representations and warranties under this Agreement are true as of the Closing, as though each of those representations and warranties had been made on that date; and (ii) Buyer has performed all agreements and covenants required to be performed by it under this Agreement prior to the Closing, except for breaches that do not have a Material Adverse Effect on the Parties or on the benefits of the transactions provided for in this Agreement;

                  (b) A certificate of good standing for Buyer; and

                  (c) Certified resolutions of the Board of Directors of Buyer in form satisfactory to counsel for Seller, authorizing the execution and performance of this Agreement.

                  (d) Stock Certificates for the Consideration Shares duly issued by the Buyer in the names and for the number of Consideration Shares set forth in Schedule 4.4(e).

                                    ARTICLE 5
                                 INDEMNIFICATION

                  5.1 SELLER AND THE COMPANY'S INDEMNITY OBLIGATIONS. (a) Upon receipt of notice thereof, Seller and the Company shall, jointly and severally, indemnify, defend, and hold harmless Buyer from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs and expenses, including attorney fees and any costs of investigation that Buyer shall incur or suffer, that arise, result from or relate to: (i) any breach of, or failure by Seller or the Company to perform, any of their representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Seller and/or the Company under this Agreement; and (ii) the employment of any of the Company's employees which is in violation of any law, regulation, or ordinance of any Governmental Entity either under the conduct of its business.

                  (b) If additional liabilities or claims become known and claims are made upon the Company for occurrences prior to December 31, 2002, Buyer shall have the right to offset the liabilities and claims against the Consideration Shares as well as pursue all other remedies.

                  (c) Buyer shall notify promptly Seller and the Company of the existence of any claim, demand, or other matter to which Seller and the Company's indemnification obligations would apply, and shall give them a reasonable opportunity to defend the same at their own expense and with counsel of their own selection, provided that Seller shall at all times also have the right to fully participate in the defense. If Seller and the

Company, within a reasonable time after this notice, fails to defend, Buyer shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Seller and the Company, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Seller and the Company.

                  (d) The Company's obligations under this section 5.2 shall terminate upon the Closing.

                  5.2      BUYER'S INDEMNITY OBLIGATIONS.

                  (a) Upon receipt of notice thereof, Buyer shall indemnify, defend, and hold harmless Seller and/or the Company from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs, and expenses, including attorney fees and any costs of investigation that Seller and/or the Company shall incur or suffer, that arise, result from or relate to any breach of, or failure by Buyer to perform any of its representations, warranties, covenants, or agreements in this Agreement or in any schedule, certificate, exhibit, or other instrument furnished or to be furnished by Buyer under this Agreement.

                  (b) Upon receipt of notice thereof, Buyer shall indemnify, defend, and hold harmless Seller and/or the Company from any and all claims, demands, liabilities, damages, deficiencies, losses, obligations, costs, and expenses, including attorney fees and any costs of investigation that Seller shall incur or suffer, that arise, result from or relate to the conduct of the business of the Company subsequent to the Closing.

                  (c) Seller shall notify promptly Buyer of the existence of any claim, demand or other matter to which Buyer's indemnification obligations would apply, and shall give it a reasonable opportunity to defend the same at its own expense and with counsel of its own selection, provided that Seller shall at all times also have the right to fully participate in the defense. If Buyer, within a reasonable time after this notice, fails to defend, Seller shall have the right, but not the obligation, to undertake the defense of, and, with the written consent of Buyer, to compromise or settle the claim or other matter on behalf, for the account, and at the risk, of Buyer.

                                    ARTICLE 6


         COVENANTS OF THE PARTIES


                  6.1 COVENANTS. The Parties agree as follows with respect to the period between the execution of this Agreement and the Closing.

                  (a) GENERAL. Each of the Parties will reasonable best efforts to take all action and to do all things necessary, proper, or advisable in order to consummate and make effective the transactions contemplated by this Agreement (including satisfaction, but not waiver, of the closing conditions set forth herein).

                  (b) NOTICES AND CONSENTS. The Seller and Company shall give any notices to third parties and obtain any third party consents that the Buyer reasonably may request in connection with this Agreement, including giving any notices to, make any filings with, obtaining any authorizations, consents, and approvals of governments and governmental agencies in connection with this Agreement.

                  (c) OPERATION OF BUSINESS. The Seller shall not cause or permit the Company to engage in any practice, take any action, or enter into any transaction outside the ordinary course of business.

                  (d) FULL ACCESS. Each of the Seller and the Company shall permit representatives of the Buyer to have full access at all reasonable times, and in a manner so as not to interfere with the normal business operations of the Company, to all premises, properties, personnel, books, records (including tax records), contracts, and documents of or pertaining to the Company. The Buyer shall treat and hold as such any confidential information it receives from the Company in the course of the reviews contemplated by this Agreement, and shall not use any of the confidential information except in connection with this Agreement, and, if this Agreement is terminated for any reason whatsoever, shall return to the Company all tangible embodiments (and all copies) of the confidential information which are in its possession.


                  (e) NOTICE OF DEVELOPMENTS.

                  (i) Any of the Seller and the Company shall notify the Buyer immediately of any development causing a breach of any of the representations and warranties in this Agreement.

                  (ii) Seller and the Company shall give prompt written notice to the Buyer of any material adverse development causing a breach of any of its representations and warranties in this Agreement. No disclosure by the Company pursuant to this (e)(ii), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation or breach of warranty.

                  (f) EXCLUSIVITY. None of the Sellers or the Company shall solicit, initiate, or encourage the submission of any proposal or offer from any other person relating to the acquisition of all or substantially all of the capital stock or assets of any of the Company (including any acquisition structured as a merger, consolidation, or share exchange); PROVIDED, HOWEVER, that the Sellers and their directors and officers will remain free to participate in any discussions or negotiations regarding, furnish any information with respect to, assist or participate in, or facilitate in any other manner any effort or attempt by any Person to do or seek any of the foregoing to the extent their fiduciary duties may require

                  6.2 POST-CLOSING COVENANTS. The Parties agree as follows with respect to the period following the Closing.

                  (a) GENERAL. In case at any time after the Closing any further action is necessary or desirable to carry out the purposes of this Agreement, each of the Parties will take such further action (including the execution and delivery of such further instruments and documents) as any other Party may request, all at the sole cost and expense of the requesting Party (unless the requesting Party is entitled to indemnification therefor as set forth below).

                  (b) LITIGATION SUPPORT. If and for so long as any Party actively is contesting or defending against any action, suit, proceeding, hearing, investigation, charge, complaint, claim, or demand in connection with
(i) any transaction contemplated under this Agreement or (ii) any fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction on or prior to the Closing Date involving the Company, each of the Seller and the Company shall cooperate with Buyer and its counsel in the defense or contest, make available their personnel, and provide such testimony and access to their books and records as shall be necessary in connection with the defense or contest, all at the sole cost and expense of the contesting or defending Party (unless the contesting or defending Party is entitled to indemnification therefor under this Agreement).

                  (c) TRANSITION. Neither of the Company nor the Seller will take any action that is designed or intended to have the effect of discouraging any lessor, licensor, customer, supplier, or other business associate of any of the Company from maintaining the same business relationships with the Company after the Closing as it maintained with the Company prior to the Closing.

                  (d) COVENANT NOT TO COMPETE. For a period of one year from and after the Closing Date, none of the Sellers will engage directly or indirectly in any business that Company conducts as of the Closing Date in any geographic area in which the Company conducts that business as of the Closing Date; PROVIDED, however, that no owner of less than 5% of the outstanding stock of any publicly-traded corporation shall be deemed to engage solely by reason thereof in any of its businesses. If the final judgment of a court of competent jurisdiction declares that any term or provision of this Agreement is invalid or unenforceable, the Parties agree that the court making the determination of invalidity or unenforceability shall have the power to reduce the scope, duration, or area of the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified after the expiration of the time within which the judgment may be appealed.

                                    ARTICLE 7
                          DEFAULT, WAIVER AND AMENDMENT

                  7.1 DEFAULT. Upon a breach or default under this Agreement by any of the Parties (following the cure period provided herein), the non-defaulting party shall have all rights and remedies given hereunder or now or hereafter existing at law or in equity or by statute or otherwise. Notwithstanding the foregoing, in the event of a breach or default by any Party hereto in the observance or in the timely performance of any of its obligations hereunder which is not waived by the non-defaulting Party, such defaulting Party shall have the right to cure such default within 15 days after receipt of notice in writing of such breach or default.

                  7.2 WAIVER AND AMENDMENT. Any term, provision, covenant, representation, warranty, or condition of this Agreement may be waived, but only by a written instrument signed by the party entitled to the benefits thereof. The failure or delay of any party at any time or times to require performance of any provision hereof or to exercise its rights with respect to any provision hereof shall in no manner operate as a waiver of or affect such party's right at a later time to enforce the same. No waiver by any party of any condition, or of the breach of any term, provision, covenant, representation, or warranty contained in this Agreement, in any one or more instances, shall be deemed to be or construed as a further or continuing waiver of any such condition or breach or waiver of any other condition or of the breach of any other term, provision, covenant, representation, or warranty. No modification or amendment of this Agreement shall be valid and binding unless it be in writing and signed by all Parties hereto.

                                    ARTICLE 8
                                  MISCELLANEOUS

                  8.1 EXPENSES. Whether or not the transactions contemplated hereby are consummated, each of the Parties hereto shall bear all taxes of any nature (including, without limitation, income, franchise, transfer, and sales taxes) and all fees and expenses relating to or arising from its compliance with the various provisions of this Agreement and such party's covenants to be performed hereunder, and except as otherwise specifically provided for herein, each of the Parties hereto agrees to pay all of its own expenses (including, without limitation, attorneys and accountants' fees, and printing expenses) incurred in connection with this Agreement, the transactions contemplated hereby, the negotiations leading to the same and the preparations made for carrying the same into effect, and all such taxes, fees, and expenses of the Parties hereto shall be paid prior to Closing.

                  8.2 NOTICES. Any notice, request, instruction, or other document required by the terms of this Agreement, or deemed by any of the Parties hereto to be desirable, to be given to any other party hereto shall be in writing and shall be given by facsimile, personal delivery, overnight delivery, or mailed by registered or certified mail, postage prepaid, with return receipt requested, to the following addresses:

                  To Buyer:                     AGE RESEARCH, INC.
                  Attn:                         Richard F. Holt
                                                31103 Rancho Viejo Road
                                                Suite 2102
                                                San Juan Capistrano, CA  92675
                                                Fax:  800-597-1970

                  With a copy to:               Scott W. Absher
                                                NeoTactix
                                                18101 Von Karman Avenue
                                                Suite 330
                                                Irvine, CA 96212
                                                Telephone:  949-888-8060
                                                Fax: 949-888-0863

                  With a copy to:               Owen Naccarato, Esq.
                                                Naccarato & Associates
                                                19600 Fairchild
                                                Suite 260
                                                Irvine, CA  92612
                                                Fax: 949-851-9262

                  To the Company:               THE VARSITY GROUP, INC.
                                                12755 Olive Boulevard
                                                Suite 120
                                                Creve Coeur, MO  63141
                                                Attention: Mr. David A.Brinker
                                                Attention: Mr. David V.Avakian


                  To the Seller:                Mr. David A. Brinker
                                                Mr. David A.Avakian
                                                c/o THE VARSITY GROUP, INC.
                                                12755 Olive Boulevard
                                                Suite 120
                                                St. Louis, MO  63141

                  The persons and addresses set forth above may be changed from time to time by a notice sent as aforesaid. If notice is given by facsimile, personal delivery, or overnight delivery in accordance with the provisions of this Section, said notice shall be conclusively deemed given at the time of such delivery. If notice is given by mail in accordance with the provisions of this Section, such notice shall be conclusively deemed given seven days after deposit thereof in the United States mail.

                  8.3 ENTIRE AGREEMENT. This Agreement, together with the Schedule and Exhibits hereto, sets forth the entire agreement and understanding of the Parties hereto with respect to the transactions contemplated hereby, and supersedes all prior agreements, arrangements and understandings related to the subject matter hereof. No understanding, promise, inducement, statement of intention, representation, warranty, covenant, or condition, written or oral, express or implied, whether by statute or otherwise, has been made by any party hereto which is not embodied in this Agreement, or in the schedules or exhibits hereto or the written statements, certificates, or other documents delivered pursuant hereto or in connection with the transactions contemplated hereby, and no party hereto shall be bound by or liable for any alleged understanding, promise, inducement, statement, representation, warranty, covenant, or condition not so set forth.

                  8.4 SURVIVAL OF REPRESENTATIONS. All statements of fact (including financial statements) contained in the Schedules, the exhibits, the certificates, or any other instrument delivered by or on behalf of the Parties hereto, or in connection with the transactions contemplated hereby, shall be deemed representations and warranties by the respective party hereunder. All representations, warranties, agreements, and covenants hereunder shall survive the Closing and remain effective regardless of any investigation or audit at any time made by or on behalf of the Parties or of any information a party may have in respect hereto. Consummation of the transactions contemplated hereby shall not be deemed or construed to be a waiver of any right or remedy possessed by any party hereto, notwithstanding that such party knew or should have known at the time of closing that such right or remedy existed.

                  8.5 INCORPORATED BY REFERENCE. The schedules, exhibits, and all documents (including, without limitation, all financial statements) delivered as part hereof or incident hereto are incorporated as a part of this Agreement by reference.

                  8.6 REMEDIES CUMULATIVE. No remedy herein conferred upon the Parties is intended to be exclusive of any other remedy and each and every such remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or otherwise.

                  8.7 EXECUTION OF ADDITIONAL DOCUMENTS. Each Party hereto shall make, execute, acknowledge, and deliver such other instruments and documents, and take all such other actions as may be reasonably required in order to effectuate the purposes of this Agreement and to consummate the transactions contemplated hereby.

                  8.8 FINDERS' AND RELATED FEES. Each of the Parties hereto is responsible for, and shall indemnify the other against, any claim by any third party to a fee, commission, bonus, or other remuneration arising by reason of any services alleged to have been rendered to or at the instance of said party to this Agreement with respect to this Agreement or to any of the transactions contemplated hereby.

                  8.9 GOVERNING LAW. This Agreement has been negotiated and executed in the State of Delaware and shall be construed and enforced in accordance with the laws of such state.

                  8.10 FORUM. Each of the Parties hereto agrees that any action or suit which may be brought by any party hereto against any other party hereto in connection with this Agreement or the transactions contemplated hereby may be brought only in a federal or state court in Pennsylvania, Delaware, or in St. Louis, Missouri.

                  8.11 PROFESSIONAL FEES. In the event any Party hereto shall commence legal proceedings against the other to enforce the terms hereof, or to declare rights hereunder, as the result of a breach of any covenant or condition of this Agreement, the prevailing party in any such proceeding shall be entitled to recover from the losing party its costs of suit, including reasonable attorneys' fees, accountants' fees, and experts' fees.

                  8.12 BINDING EFFECT AND ASSIGNMENT. This Agreement shall inure to the benefit of and be binding upon the Parties hereto and their respective heirs, executors, administrators, legal representatives, and assigns.

                  8.13 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed simultaneously in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. The Parties agree that facsimile signatures of this Agreement shall be deemed a valid and binding execution of this Agreement.

                  8.14 REPRESENTATION. All Parties to this Agreement have been given the opportunity to consult with counsel of their choice regarding their rights under this Agreement.

                  IN WITNESS WHEREOF, the Parties hereto have executed this Agreement, as of the date first written hereinabove.

                                     BUYER:

                                     AGE RESEARCH, INC.,
                                     a Delaware corporation


                                     ----------------------
                                     By: Richard Holt
                                     Its: President





                                     THE COMPANY:

                                     THE VARSITY GROUP, INC.,
                                     a Missouri Corporation





                                     ------------------------------

                                     By: David V. Avakian
                                     Its: President



                                     -----------------------------
                                     By: David A. Brinker
                                     Its: Executive Vice President